Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of TTM Technologies, Inc. of our report dated February 21, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in TTM Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Irvine, CA

October 23, 2014